UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

CONVERSION LABS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55857	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 15, 2019 (the “Closing Date”), Conversion Labs, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with three accredited investors (each an “Investor,” collectively, the “Investors”). Pursuant to the terms of the Purchase Agreements, the Company issued and sold to the Investors convertible promissory notes for the aggregate original principal amount of $1,291,500 (the “Notes”), and warrants to purchase up to 4,679,348 shares of the Company’s common stock (the “Warrants,” and together with the Notes the “Securities”). The Warrants are immediately exercisable and have a term of ten years. The Warrants are exercisable at a price per share of $0.28, subject to adjustment as described herein and contain a cashless exercise mechanism.

The Notes mature on the first anniversary of the Closing Date (the “Maturity Date”) and accrue interest at a rate of twelve percent (12%) per annum, subject to adjustments.

The Notes may be converted into shares of the Company’s common stock, at the discretion of the holder, at any time following issuance, unless the conversion or share issuance under the conversion would cause the holder to beneficially own shares in excess of 4.99% of the Company’s common stock. The conversion price for the principal and interest, if any, in connection with voluntary conversion by the Investors shall be $0.23 per share of common stock, subject to adjustment (the “Conversion Price”). In the event the average VWAP (as defined in the Note) for the consecutive ten (10) Trading Days (as defined in the Note) preceding but not including either or both of the ninety (90) day and one hundred and eighty (180) day anniversary of the Closing Date is less than the then Conversion Price in effect either or both on such ninety (90) day and one hundred and eighty (180) day anniversary date, then the Conversion Price with respect to unconverted principal and interest on the Note shall be reduced (and only reduced) to eighty percent (80%) of the VWAP for the ten (10) Trading Days following (but not including) such ninety (90) day and one hundred and eighty (180) day anniversary date, subject to further reduction.

The Notes contain standard event of default provisions, certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness, permit liens on its properties (other than permitted indebtedness or permitted liens under the Notes), make dividends or transfer certain assets.

Lock-Up Agreement

As a further condition to the sale of the Securities, the Company’s Chief Executive Officer, Mr. Justin Schreiber, entered into a lock-up agreement on behalf of JOJ Holdings, LLC (“JOJ”), an entity wholly owned by Mr. Schreiber, pursuant to which JOJ agreed not to offer, sell, pledge, contract to sell, hypothecate or otherwise transfer its shares commencing on the date of the Closing and ending on the date that is one year after the Closing Date, subject to certain exceptions.

The foregoing descriptions of the Purchase Agreements, the Notes, the Warrants and the Lock-Up Agreements, are qualified in their entirety by reference to such documents, the forms of which are attached hereto as Exhibits 4.1, 10.1, 4.2 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

Item 1.01 is hereby incorporated by reference.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) and/or Regulation D the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2).

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1*	Form of Convertible Note
4.2*	Form of Warrant
10.1*	Form of Securities Purchase Agreement
10.2*	Form of Lock-Up Agreement

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION LABS, INC.
(Registrant)

Date: August 19, 2019	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer

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